EXHIBIT 99.1

For Immediate Release

Westway Group, Inc. Change of Symbols Notification

New Orleans, LA — June 11, 2009 — Westway Group, Inc. announces that at the opening of business on June 12, 2009, the following Over-The-Counter Bulletin Board trading symbols for Westway Group, Inc. will be in effect superseding the previous symbol of SACQ:

Stock Symbol:  WTWG

Units Symbol:  WTWGU

Warrants Symbol:  WTWGW

For further information:

Westway Group, Inc.
Thomas A. Masilla, Jr.	Tel: (504) 636-4245
Chief Financial Officer